Exhibit 10.39

SUBORDINATION OF SUBORDINATED SECOND MORTGAGE

March 28 , 2019

East Boston Savings Bank, with an address of 67 Prospect Street, Peabody, Massachusetts 01960 (the “Lender”), is the holder of the following documents:

i.

Mortgage and Security Agreement dated as of March 28, 2018, given by Jackson 64 MGI, LLC, a Delaware limited liability company, with an address of 133 Pearl Street, Boston, Massachusetts 02110 (the “Borrower”), recorded with the Worcester South District Registry of Deeds (the “Registry”) in Book 58594, Page 337 the “First Mortgage”), as amended by that certain First Amendment to Security Documents dated March 28 , 2019, recorded with the Registry in Book 60204 , Page 269 (the “First Amendment”); and

ii.

Assignment of Leases and Rents dated as of March 28, 2018, given by the Borrower in favor of the Lender, recorded with the Registry in Book 58594, Page 361 (the “First Assignment”), as amended by the First Amendment; and

iii.

Collateral Assignment of Contracts, Licenses and Permits dated as of March 28, 2018, given by the Borrower in favor of the Lender, recorded with the Registry in Book 58594, Page 368 (the “First Collateral Assignment” and collectively with the First Mortgage and First Assignment, the “First Security Documents”), as amended by the First Amendment .

ASC Devens, LLC, a Delaware limited liability company, with an address of 114 East Main Street, Ayer, Massachusetts 01432 (the “Subordinate Lender”), is the holder of:

i.	Subordinated Second Mortgage by the Borrower in favor of Subordinated Lender, recorded with the Registry on March 28, 2018, in Book 58594, Page 376 (the “Second Mortgage”); and

ii.

Subordinated Second Assignment of Leases and Rents, dated March 28, 2018, by Borrower in favor of Subordinated Lender, recorded with the Registry in Book 58595, Page 46 (the “Second Assignment” and together with the Second Mortgage, the “Second Security Documents”).

Subordinate Lender hereby subordinates the liens of the Second Security Documents to the liens of the First Security Documents, as each is amended by the First Amendment, as if the First Amendment were also recorded in the Registry prior in time to the Second Security Documents.

Property Address: 64 JACKSON ROAD, DEVENS, MASSACHUSETTS

IN WITNESS WHEREOF, this Subordination of Subordinated Second Mortgage has been duly executed as of the date first written above.

                              ASC DEVENS LLC

                              By:      /s/ John Kosiba

                              Name:     John Kosiba

     Title:      Authorized Person

COMMONWEALTH OF MASSACHUSETTS

COUNTY OF MIDDLESEX

On this 28th day of March, 2019, before me, the undersigned notary public, personally appeared John Kosiba, the authorized person of ASC Devens LLC, proved to me through satisfactory evidence of identification, which was AMSC Company ID, to be the person whose name is signed above, and acknowledged to me that he signed it voluntarily for its stated purpose as the Chief Financial Officer of ASC Devens LLC.

                    /s/ Russet L. Morrow

                    Notary Public:                                                  My Commission Expires: December 20, 2024